AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1999
                                                      Registration No. 33-65428
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------
                                POST-EFFECTIVE
                              AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------
                         WEBSTER FINANCIAL CORPORATION
             (exact name of registrant as specified in its charter)

                            ---------------------



              Delaware                     06-1187536                          6022
    (State or other jurisdiction        (I.R.S. Employer                 (Primary Standard
 of incorporation or organization     Identification No.)     Industrial Classification Code Number)



                             ---------------------
          Webster Plaza, Waterbury, Connecticut 06702, (203) 753-2921 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------
                                John V. Brennan
                           Executive Vice President,
                     Chief Financial Officer And Treasurer
                         Webster Financial Corporation
          Webster Plaza, Waterbury, Connecticut 06702, (203) 578-2335
      (Name, address, including zip code, and telephone number, including area code, of registrant's agent for service)

                             ---------------------
                                   Copy to:
                             Stuart G. Stein, Esq.
                             Steven E. Ballew, Esq.
                            Hogan & Hartson L.L.P.
                             555 13th Street, N.W.
                            Washington, D.C. 20004
                                (202) 637-8575

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
================================================================================

                                   PROSPECTUS

                             ---------------------

                 [WEBSTER FINANCIAL CORPORATION GRAPHIC OMITTED]



                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                             ---------------------

     The Dividend Reinvestment and Stock Purchase Plan of Webster Financial Corporation provides owners of shares of Webster's common stock, par value $.01 per share, with a convenient method of investing cash dividends and optional cash payments in additional shares of the common stock without payment of any brokerage commission or service charge. A participant in the Plan may purchase additional shares of common stock from Webster by:

     o reinvesting cash dividends paid on shares of common stock; or

     o making optional cash purchases subject to a minimum purchase limit of $100 and a maximum purchase limit of $10,000 per payment date (as explained below), whether or not the participant's dividends are being reinvested. Participants, however, may invest amounts in excess of the $10,000 limit with the prior approval of Webster. See "Description of the Plan -- Question 17."

     Shares of Webster common stock will be purchased either directly from Webster or in the open market. For shares purchased directly from Webster, the price to be paid for the common stock will be a price equal to the market price (as explained below). For shares purchased in the open market, the price to be paid for common stock will be a price equal to the weighted average price of the shares purchased. See "Description of the Plan -- Question 12."

     To enroll in the Plan, simply complete the enclosed authorization card and return it in the envelope provided. A broker, bank or other nominee may reinvest cash dividends and make optional cash payments on behalf of beneficial owners.

     This Prospectus relates to 700,000 authorized and unissued shares of the common stock registered for sale under the Plan. Participants should retain this Prospectus for the future reference.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                          AGENCY OR INSTRUMENTALITY.

                             ---------------------

     This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in
connection   with  the  offering  made  hereby,  and  if  given  or  made,  such information or representations must not be relied upon as having been authorized by Webster. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.


               THE DATE OF THIS PROSPECTUS IS DECEMBER 10, 1999.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Webster files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC's Internet site is
http://www.sec.gov. Webster can be found on the Internet at http://www.wbst.com. Webster's common stock is traded on the Nasdaq Stock Market's National Market Tier under the trading symbol WBST.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Webster are incorporated by reference in this Prospectus as of their respective filing dates: (1) Annual Report on Form 10-K for the year ended December 31, 1998, filed pursuant to the Exchange Act; (2) Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed pursuant to the Exchange Act; (3) Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed pursuant to the Exchange Act; (4) Current Report on Form 8-K dated July 13, 1999, filed pursuant to the Exchange Act; (5) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed pursuant to the Exchange Act; (6) Current Report on Form 8-K dated May 6, 1999, filed pursuant to the Exchange Act; (7) Current Report on Form 8-K dated April 9, 1999, filed pursuant to the Exchange Act; (8) Current Report on Form 8-K dated February 25, 1999, filed pursuant to the Exchange Act; and (9) the "Description of Registrant's Securities to be Registered" set forth under Item 1 in Webster's Registration Statement on Form 8-A dated December 2, 1986, filed pursuant to Section 12(g) of the Exchange Act, including all reports updating such description.


     In addition, all reports subsequently filed by Webster pursuant to Sections 13(a) and (c) of the Exchange Act, any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting and any reports filed pursuant to Section 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed incorporated by reference into this Prospectus and to be a part hereof.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     Webster will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that this Prospectus incorporates). Written requests should be directed to: James M. Sitro, Vice President, Investor Relations, Webster Financial Corporation, Webster Plaza, 145 Bank Street, Waterbury, Connecticut 06720. Telephone requests may be directed to James M. Sitro at (203) 578-2399.

                         WEBSTER FINANCIAL CORPORATION

     Webster is a Delaware corporation and the holding company of Webster Bank, Webster's federally chartered savings bank subsidiary. Both Webster and Webster Bank are headquartered in Waterbury, Connecticut. Deposits at Webster Bank are insured by the FDIC. Through Webster Bank, Webster currently serves customers from 125 banking offices, three commercial banking centers and 200 ATMs located in Hartford, New Haven, Fairfield, Litchfield and Middlesex Counties in Connecticut. Webster's mission is to help individuals, families and businesses achieve their financial goals. Webster emphasizes five business lines -- consumer banking, business banking, mortgage banking, trust and investment services and insurance services -- each supported by centralized administration and operations. Through a number of recent acquisitions of other financial service firms, including banks and thrifts, a trust company and an insurance firm, Webster has established a leading position in the banking and trust and investment services market in Connecticut.

     At   September   30,   1999,  Webster  had  total  consolidated  assets  of
$9.0 billion, total deposits of $5.6 billion, and shareholders' equity of $573 million or 6.37% of total assets. At that date, Webster also had loans receivable, net of $5.5 billion, which included $3.8 billion in residential mortgage loans, $499 million in commercial real estate loans, $666 million in commercial and industrial loans and $498 million in consumer loans, consisting primarily of home equity loans. At September 30, 1999, nonaccrual loans and other real estate owned were $37.6 million. At that date, Webster's allowance for loan losses was $62.8 million, or 194% of nonaccrual loans, and its total allowance for loan and other real estate owned losses was $63.0 million, or 166% of nonaccrual loans and other real estate owned.

     Webster has paid consecutive quarterly cash dividends on its common stock since 1997. In addition, Webster paid a 10% stock dividend on June 30, 1993 to stockholders of record on June 4, 1993. Also, Webster declared a two-for-one stock split in the form of a stock dividend, effective for shareholders of record on April 6, 1998.


                            DESCRIPTION OF THE PLAN

THE PLAN

     The Plan was adopted by Webster's Board of Directors on June 28, 1993 and applies to cash dividends paid by Webster and optional cash payments received from participants on and after the date hereof.


     The following questions and answers set forth the provisions of Webster's Dividend Reinvestment and Stock Purchase Plan. Holders of the common stock who do not participate in the Plan will continue to receive cash dividends, when and as declared, in the usual manner. Significant points of the Plan are as follows:



PURPOSE

 1. WHAT IS THE PURPOSE OF THE PLAN?


     The Plan provides eligible holders of the common stock with a convenient method of investing cash dividends and optional cash payments in additional shares of the common stock without payment of any brokerage commission or service charge (see Question 20 regarding certain costs of participation). The Plan is intended to benefit long-term investors who wish to increase their investment in the common stock.



PARTICIPANT OPTIONS


 2. WHAT OPTIONS ARE AVAILABLE TO PARTICIPANTS WHO ENROLL IN THE PLAN?

     Eligible holders of the common stock who wish to participate in the Plan may elect to have cash dividends paid on all or a portion of their shares of the common stock automatically reinvested in additional shares of the common stock. Cash dividends are paid on the common stock when and as declared by Webster's Board of Directors.

     Each February, May, August and November, participants may elect to invest optional cash payments in additional shares of the common stock, subject to a minimum purchase limit of $100 and a maximum purchase limit of $10,000 on each payment date (as explained in Question 16). Participants, however, may invest amounts in excess of the $10,000 limit with the prior approval of Webster. See Question 17. Participants may make optional cash payments even if dividends on the shares of the common stock they hold are not being reinvested.



ADVANTAGES


 3. WHAT ARE THE ADVANTAGES OF THE PLAN?

     (a) The Plan provides participants with the opportunity to reinvest cash dividends paid on all or a portion of their shares of common stock in additional shares of common stock or purchase additional shares through optional cash payments, subject to minimum and maximum amounts.

     (b) No brokerage commissions or service charges are paid by participants in connection with any reinvestment or purchase of shares under the Plan.

     (c) All cash dividends paid on the participants' shares can be fully invested in additional shares of common stock because the Plan permits fractional share interests to be credited to Plan accounts. Dividends on such fractional share interests, as well as on whole shares, will also be reinvested in additional shares, which will be credited to Plan accounts.

     (d) The plan administrator, at no charge to participants, provides for the safekeeping of stock certificates for shares credited to each Plan account.

     (e)  Periodic  statements  reflecting all current activity, including share
purchases   and   latest   Plan  account  balance,  simplify  recordkeeping  for
participants.


ADMINISTRATION


 4. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

     A Plan Administrator will administer the Plan, keep records, send statements of account to each participant and perform other duties related to the Plan. Webster has selected American Stock Transfer and Trust Company to serve as the plan administrator. Shares purchased for each participant under the Plan will be held in safekeeping by or through the plan administrator until such participant terminates its participation in the Plan or until a written request is received from such participant for issuance of a stock certificate for all or a portion of its shares as more fully explained in Question 23.
American Stock Transfer and Trust Company also acts as transfer agent and registrar for the common stock.

     Webster may adopt rules and regulations to facilitate administration of the Plan and has the right to replace the plan administrator at any time.


PARTICIPATION

 5. WHO IS ELIGIBLE TO PARTICIPATE?


     Two types of stockholders are eligible to be "participants":

     o stockholders whose shares of the common stock are registered in their own names on the stock transfer book of Webster and

     o stockholders who beneficially own shares of the common stock that are registered in a name other than their own (i.e., in the name of a broker, bank or other nominee).

We refer to the first type of stockholders as "registered owners" and the second type of stockholders as "beneficial owners." Registered owners may participate directly in the Plan. To participate in the Plan and reinvest cash dividends or make optional cash payments, beneficial owners must either become registered owners by having the shares of common stock transferred into their own names or make arrangements with their broker, bank or other nominee to participate in the Plan on their behalf. See Questions 6, 7, 8 and 16.

     The right to participate in the Plan is not transferable to another person apart from a transfer of a participant's underlying shares of the common stock. Stockholders who reside in jurisdictions in which it is unlawful for Webster to permit their participation are not eligible to participate in the Plan. Webster also reserves the right to exclude stockholders who reside in jurisdictions that require registration of the common stock or of Webster's officers, directors or employees as agents in connection with sales pursuant to the Plan.


 6. HOW DOES AN ELIGIBLE HOLDER OF THE COMMON STOCK ENROLL IN THE PLAN AND BECOME A PARTICIPANT?

     A registered owner may enroll in the Plan by completing and signing the enclosed authorization card and returning it to the plan administrator. If a participant's shares are registered in more than one name (e.g., joint tenants or trustees), all registered owners of such shares must sign the authorization card exactly as their names appear on the account registration.

     Beneficial owners who wish to participate in the Plan and reinvest cash dividends or make optional cash payments must instruct their broker, bank or other nominee to complete and sign the enclosed authorization card and return it to the plan administrator. In situations where the broker, bank or other nominee holds shares of a beneficial owner in the name of a major securities depository, a broker form may also be required to participate in the Plan. See Questions 7, 8 and 16.

     If a stockholder returns a properly executed authorization card to the plan administrator without electing an investment option, such authorization card will be deemed to indicate the intention of such stockholder to apply all cash dividends and optional cash payments toward the purchase of additional shares of the common stock.

     Written requests for additional authorization cards or for broker forms should be directed to the plan administrator at:


   American Stock Transfer & Trust Co.
   40 Wall Street, 46th Floor
   New York, NY 10005
   (800) 278-4353


 7. WHAT DO THE AUTHORIZATION CARD AND THE BROKER FORM PROVIDE?

     Authorization Card. The authorization card appoints the plan administrator as agent for the participant and directs Webster to pay to the plan administrator cash dividends on all or a specified number of shares of the common stock owned by the participant on the applicable record date, as well as on all whole shares of the common stock and fractional share interests credited to a participant's Plan account. The authorization card directs the plan administrator to purchase additional shares of the common stock with such dividends and any optional cash payments made by the participant. The authorization card directs the plan administrator to reinvest automatically all subsequent dividends. Dividends will continue to be reinvested until the participant specifies otherwise, terminates its participation, or the Plan is terminated. See Question 6 for additional information about the authorization card.

     The authorization card provides for the purchase of additional shares of the common stock through the following investment options:

       (1) If "FULL DIVIDEND REINVESTMENT" is elected, the plan administrator will apply all cash dividends on all shares of the common stock then or subsequently registered in the participant's name, including all whole and fractional shares and dividends on all shares, together with any optional cash payments, toward the purchase of additional shares of the common stock.

       (2) If "PARTIAL DIVIDEND REINVESTMENT" is elected, the plan administrator will apply all cash dividends on only the number of shares registered in the participant's name and specified on the authorization card and all cash dividends on all such shares, together with any optional cash payments, toward the purchase of additional shares of common stock.

       (3) If "OPTIONAL CASH PAYMENTS ONLY" is elected, the participant will continue to receive all cash dividends on shares of the common stock registered in that participant's name in the usual manner, when declared, and the plan administrator will apply only optional cash payments received from the participant toward the purchase of additional shares of the common stock.

     Each participant may select any one of these three options. After making this selection a participant may decide, at any time, to change his or her selection and receive the cash dividend payment, rather than reinvest it pursuant to the Plan. To change his or her selection, the participant must notify the plan administrator that all or part of the participant's shares of Webster common stock are being withdrawn from the Plan. See Question 23 regarding withdrawal of shares from the Plan and Question 26 regarding notification of termination to the Plan Administrator.

     Broker Form. The broker form provides the only means by which a broker, bank or other nominee holding shares of a Beneficial Owner in the name of a major securities depository may invest optional cash payments on behalf of such beneficial owner. A broker form must be delivered to the plan administrator each time that such broker, bank or other nominee transmits optional cash payments on behalf of a beneficial owner. Broker forms will be furnished upon request to the plan administrator at the address or telephone number specified in Question 6.

 8. WHICH STOCKHOLDERS MAY USE THE AUTHORIZATION CARD?

     The authorization card is designed to be used by eligible stockholders whose shares are registered in their names for the reinvestment of dividends and for optional cash payments. In addition, the authorization card may be used by a broker, bank or other nominee as owner of record on behalf of a beneficial owner for the reinvestment of dividends and for optional cash payments. However, if a broker, bank or other nominee holds shares of a beneficial owner in the name of a major securities depository, the authorization card may be used solely for the reinvestment of dividends, and optional cash payments through such broker, bank or other nominee must be made through the use of the broker form. See Question 7.


 9. WHEN MAY AN ELIGIBLE STOCKHOLDER ENROLL IN THE PLAN?


     Eligible stockholders may enroll in the Plan at any time. Once an authorization card is received by the plan administrator, participants will remain enrolled in the Plan until they discontinue their participation or until the Plan is terminated. See Questions 26 and 33 regarding termination of the Plan.

 10. WHEN IS A PARTICIPANT'S ENROLLMENT IN THE PLAN EFFECTIVE?

     For enrollment to be effective with respect to a particular cash dividend, an authorization card must be received from a stockholder on or before the record date established for such dividend. If the authorization card is received after that dividend record date, the reinvestment of dividends will begin on the next dividend record date, provided that such stockholder is still an eligible stockholder.

     An eligible stockholder may also enroll in the Plan through delivery of an authorization card and an optional cash payment (and as necessary, a broker form) on or prior to the first trading day of February, May, August or November, whichever is applicable. See Question 18.

 11. HOW MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

     Participants may change their investment options at any time by requesting a new authorization card and returning it to the plan administrator at the address set forth in Question 6.


PURCHASES


 12. WHAT WILL BE THE PRICE TO PARTICIPANTS OF SHARES OF WEBSTER COMMON STOCK PURCHASED UNDER THE PLAN?

     The price per share of the common stock purchased directly from Webster with reinvested dividends or optional cash payments will be the average sales price for the Webster common stock during a ten-day trading period beginning with the first trading day of February, May, August, or November, whichever is applicable. The daily sales price which is part of this calculation is the average of the daily high and low sales price. The common stock will be purchased as of the record date for the dividend, unless such date falls within the ten-day trading period beginning with first trading day of February, May, August or November, whichever is applicable, in which case the common stock will be purchased on the eleventh day of the applicable trading period.

     The price per share of the common stock purchased in the open market with reinvested dividends or optional cash payments will be the weighted average purchase price of the shares paid in purchasing the shares for the Plan. These purchases will also commence on the record date for the dividend and will be completed no later than 30 days from such date except where different timing of purchases is necessary or advisable under any applicable federal securities laws. If, however, the record date falls within the ten-day trading period beginning with the first trading day of February, May, August or November, whichever is applicable, the common stock will be purchased on the eleventh day of the applicable trading period. In the event that such shares are purchased on the open market, the plan administrator may acquire such shares on any securities exchange where the common stock is traded, in the over-the-counter market or by negotiated transactions and may be subject to such terms with respect to price, delivery or otherwise as the plan administrator may agree to.

     Neither Webster nor any participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

 13. WILL INTEREST BE PAID ON ANY DIVIDENDS OR OPTIONAL CASH PAYMENTS BEING HELD ON MY BEHALF BEFORE INVESTMENT IN FURTHER WEBSTER COMMON STOCK?

     No.

 14. HOW WILL THE NUMBER OF SHARES PURCHASED FOR A PARTICIPANT BE DETERMINED?

     A participant's account in the Plan will be credited with the number of shares, plus fractional share interests computed to four decimal places, equal to the total amount to be invested on behalf of such participant divided by the purchase price per share as calculated pursuant to the method described in Question 12. The total amount to be invested will depend on the amount of any dividends paid and the number of shares in such participant's Plan account and any optional cash payments made by such participant.

     The Plan does not reflect a change in Webster's dividend policy or a guarantee of future cash dividends. Dividends will continue to be determined by the Board of Directors based upon Webster's results of operations, financial condition, regulatory requirements and other factors. While there is no assurance as to the amount of future cash dividends, the Board of Directors currently intends to continue its practice of declaring cash dividends on the common stock each quarter, assuming future earnings are sufficient to support such practice.

 15. WHAT IS THE SOURCE OF THE COMMON STOCK PURCHASED UNDER THE PLAN?

     Shares of Webster common stock for use in the Plan will be purchased either directly from Webster in which event such shares will be either authorized but unissued shares or shares held in the treasury, or on the open market at the option of Webster.


OPTIONAL CASH PAYMENTS


 16. HOW DOES THE OPTIONAL CASH PAYMENT FEATURE OF THE PLAN WORK?

     All registered owners, who have submitted signed authorization cards indicating their intention to participate in this feature of the Plan, are eligible to make optional cash payments. The plan administrator will apply any optional cash payment received from a participant on or prior to the first trading day of February May, August or November, whichever is applicable to the purchase of additional shares of common stock for the account of the participant.

     A broker, bank or other nominee, as holder of shares of the common stock on behalf of a beneficial owner, may utilize the authorization card for optional cash payments, unless such entity holds the shares in the name of a major securities depository. If a broker, bank or other nominee holds shares of a beneficial owner in the name of a major securities depository, optional cash payments through such broker, bank or other nominee must be made through the use of the broker form. See Question 7.

     Optional cash payments should be made payable, drawn against United States banks and in United States dollars, and mailed directly to American Stock Transfer & Trust Co, Shareholder Services, 40 Wall Street, New York, NY 10005. Checks drawn against non-U.S. banks must have the U.S. currency imprinted on the check. CASH CONTRIBUTIONS FORWARDED TO ANY OTHER ADDRESS DO NOT CONSTITUTE A VALID DELIVERY. Wire transfers may be made, but only if approved in writing in advance by the plan administrator.

     In the event that any check is returned unpaid for any reason, the plan administrator will consider the request for investment of such money null and void and shall immediately remove from the participant's account shares, if any, purchased upon the prior credit of such money. The plan administrator shall thereupon be entitled to sell these shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the plan administrator shall be entitled to sell such additional shares from the participant's account to satisfy the uncollected balance.

 17. WHAT LIMITATIONS APPLY TO OPTIONAL CASH PAYMENTS?

     Each optional cash payments is subject to a minimum purchase limit of $100 and a maximum purchase limit of $10,000 per quarter. For purposes of these limitations, all Plan accounts, which in the sole judgment of Webster are under the common control or management of a participant, will be aggregated. Optional cash payments of less than $100 and any portion of an optional cash payment which exceeds the $10,000 maximum purchase limit are subject to return to the participant, without interest. Participants, however, may invest amounts in excess of the $10,000 limit with the prior approval of Webster. Requests for such prior approval should be directed, on or prior to the first trading day of February, May, August and November, whichever is applicable, to the attention of James M. Sitro, Vice President, Investor Relations, Webster Financial Corporation, Webster Plaza, 145 Bank Street, Waterbury, Connecticut or call
(203) 578-2399.

     PARTICIPANTS IN THE PLAN ARE NOT OBLIGATED TO MAKE ANY OPTIONAL CASH PAYMENTS AT ANY TIME. OPTIONAL CASH PAYMENTS NEED NOT BE IN THE SAME AMOUNT EACH TIME AN INVESTMENT IS MADE.

 18. WHEN MUST OPTIONAL CASH PAYMENTS BE RECEIVED?

     On the twelfth trading day of each of February, May, August and November, or as soon thereafter as practical in the case of open market purchases (see Question 12), the plan administrator will apply any optional cash payment for which good funds are received on or before the related payment date to the purchase of shares of the common stock for the account of the participant.

     NO INTEREST WILL BE PAID BY WEBSTER OR THE PLAN ADMINISTRATOR ON OPTIONAL CASH PAYMENTS HELD PENDING INVESTMENT OR RETURNED TO THE PARTICIPANT. OPTIONAL
CASH PAYMENTS DO NOT CONSTITUTE DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     In order for payments to be invested, in addition to the receipt of good funds on or before the first trading day of February, May August, or November, whichever is applicable, the plan administrator must be in receipt of an authorization card and a broker form, as appropriate. See Questions 6, 7 and 8.

 19. MAY OPTIONAL CASH PAYMENTS BE RETURNED TO A PARTICIPANT?

     Yes. Upon written request addressed to the plan administrator received at least two business days prior to the payment date for the next investment date, optional cash payments will be returned to the Participant. Each optional cash payment, to the extent that it does not conform to the limitations described in Question 16, will be subject to return to the participant. In each case, optional cash payments will be returned without interest.

COSTS

 20. ARE   THERE   ANY   EXPENSES  TO  PARTICIPANTS  IN  CONNECTION  WITH  THEIR
     PARTICIPATION UNDER THE PLAN?

     Participants will incur no brokerage commissions or service charges for purchases made under the Plan. All costs of administration of the Plan will be paid by Webster, except in the event of a sale of shares, withdrawal of shares or withdrawal from the Plan. Participants which request that the plan administrator sell all or part of their shares, withdraw all or part of their shares or in the event of their withdrawal from the Plan (see Questions 23 and 26) must pay any related brokerage commissions, applicable transfer taxes and service charges of the plan administrator. It is expected that a discounted brokerage commission rate structure will be utilized by the plan administrator as to any such sales.

REPORTS TO PARTICIPANTS

 21. WHAT KINDS OF REPORTS WILL BE SENT TO PARTICIPANTS?

     As soon as practical after each purchase of shares on behalf of a participant, a statement of account will be mailed to the participant. These statements, which provide a record of account activity and indicate the cost of the participant's purchases under the Plan, should be retained for tax purposes. In addition, each participant will receive, from time to time, communications sent to every other holder of the common stock. Participants should be aware that it is important to retain all statements received as there could be a fee incurred when requesting the plan administrator to supply prior statements or information.

     Each   participant   will   receive   annually   Internal  Revenue  Service
information (on Form 1099) for reporting dividend income received.


CERTIFICATES FOR SHARES


 22. WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

     No. Shares will be held in the name of the plan administrator or its nominee. This service protects against the loss, theft and destruction of stock certificates evidencing such shares. However, stock certificates will be issued to any participant upon specific written request. See Questions 23 and 26. The number of shares purchased for a participant's account under the Plan will be indicated on such participant's statement of account.

     Participants also have the option to deliver to the Plan for safekeeping stock certificates registered in their name that are subject to the Plan. Participants may deliver such certificates to the plan administrator along with the authorization card when enrolling in the Plan, or may do so at any time thereafter while participating in the Plan. Stock certificates must be endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the plan administrator duly executed by the participant (or his attorney duly authorized in writing) when delivered to the Plan for safekeeping. The plan administrator reserves the right to maintain shares represented by such stock certificates in its name or in the name of its nominee. The participant bears the risk of loss in transit.

     Each Plan account is maintained in the name in which the participant's certificates were registered at the time of enrollment in the Plan. See Question 7. Stock certificates for whole shares purchased under the Plan will be similarly registered when issued upon a participant's request. If a participant is a beneficial owner, such request must be placed through such participant's broker, bank or other nominee. See Questions 7, 8 and 16.

     A participant who wishes to pledge shares credited to such participant's Plan account must first withdraw such shares from the account.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS



 23. HOW MAY SHARES BE WITHDRAWN FROM THE PLAN?

     Shares credited to a participant's account may be withdrawn by a participant by notifying the plan administrator in writing, specifying the number of shares to be withdrawn. This notice should be addressed to American Stock Transfer & Trust Co., Shareholder Services, 40 Wall Street, New York, NY 10005. A stock certificate for the number of whole shares of the common stock so withdrawn will be issued to and registered in the name of the participant. In no case will certificates be issued for fractional share interests credited to a participant's Plan account. Participants will be responsible for any service charges of the plan administrator in the event of any withdrawal transaction. Upon termination of participation in the Plan, a participant will receive a check for the value of any fractional share interests, less the Participant's share of any related brokerage commissions, applicable transfer taxes and service charges of the plan administrator. See Question 26.

 24. WILL   DIVIDENDS   ON  SHARES  WITHDRAWN  FROM  THE  PLAN  CONTINUE  TO  BE
     REINVESTED?

     If the participant has authorized "Full Dividend Reinvestment," cash dividends with respect to shares withdrawn from a participant's account will continue to be reinvested. If, however, cash dividends with respect to only a portion of the shares registered in a participant's name are being reinvested, the plan administrator will continue to reinvest dividends on only the number of shares specified by the participant on the authorization card unless a new authorization card specifying a different number of shares is delivered.

 25. WILL DIVIDENDS ON A PARTICIPANT'S SHARES CONTINUE TO BE REINVESTED IF THE PARTICIPANT SELLS OR TRANSFERS THE SHARES OF COMMON STOCK?

     Even if a participant sells or transfers all of the shares of the common stock registered in the participant's name, the plan administrator will continue to reinvest dividends on the shares held for the participant's Plan account until a written request for withdrawal from the Plan is received from the participant.

TERMINATION OF PARTICIPATION

 26. HOW AND WHEN MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

     Participation in the Plan may be terminated at any time by providing written notice and instructions to the plan administrator, to be received at least two business days before the next dividend record date for purchases made through the reinvestment of dividends or at least two business days before the first trading day of February, May, August or November, whichever is applicable, for optional cash payments, as the case may be. Participation in the Plan will also be terminated if the plan administrator receives written notice and instructions from a legal representative in the case of the death or adjudicated incompetency of a participant before such times. In the event written notice of termination is received by the plan administrator after such times shares will be purchased for the participant with the related cash dividend or optional cash payment, as the case may be, and participation in the Plan will not terminate until after such dividend has been reinvested or optional cash payment invested, as applicable. Upon termination by reason of notice and instructions from a legal representative in the case of death or adjudicated incompetency, the participant's shares and any cash dividends paid thereon will be retained by the plan administrator until such time as such participant's legal representative has furnished proof satisfactory to the plan administrator of the legal representative's rights to receive payment.

     Upon termination of participation in the Plan, unless a participant has requested that all of the shares held in its account be sold, the plan administrator will send such participant a stock certificate for the number of whole shares in such participant's account and a check in an amount equal to the value of any fractional share interests, based upon the market price of the common stock on the date of sale as soon as practical after such request is received by the plan administrator, less such participant's share of any related brokerage commissions, applicable transfer taxes and service charges of the plan administrator.

     Upon termination of participation in the Plan, participants who do not wish to receive a stock certificate for the number of whole shares in their account may request that all of those shares be sold. If such a request is made, the sale will be made by the plan administrator at the market price of the common stock on the date of sale as soon as practical after such request is received by the plan administrator. The participant will receive the proceeds of the sale, less such participant's share of any related brokerage commissions, applicable transfer taxes and service charges of the plan administrator.

     No participant shall have the authority or power to direct the date of sales price at which the shares held in its account may be sold. Requests must indicate the number of shares to be sold and not the dollar amount to be attained. Any such request that does not clearly indicate the number of shares to be sold will be returned to the participant with no action taken.


RIGHTS OFFERINGS, STOCK DIVIDENDS AND STOCK SPLITS


 27. IF WEBSTER HAS A RIGHTS OFFERING, HOW WILL THE RIGHTS ON SHARES IN THE PLAN BE HANDLED?

     Participation in any rights offering will be based upon both shares of the common stock registered in a participant's name and any whole shares credited to such participant's Plan account.

 28. WHAT HAPPENS IF WEBSTER ISSUES A DIVIDEND PAYABLE IN STOCK OR DECLARES A STOCK SPLIT?

     Any stock dividends or split shares distributed by Webster on shares in the Plan will be credited pro rata to each participant's account. Stock dividends or split shares distributed on shares registered in a participant's name will be mailed directly to the participant.


VOTING RIGHTS


 29. HOW WILL THE PLAN ADMINISTRATOR VOTE SHARES CREDITED TO A PARTICIPANT'S ACCOUNT IN THE PLAN AT STOCKHOLDERS' MEETINGS?

     For each meeting of stockholders, a participant will receive proxy materials that will enable the participant to vote both the shares registered in the participant's name directly and the whole shares credited to the participant's Plan account. If a participant elects, he or she may vote his or her shares, including all whole shares held for his or her account under the Plan, in person at the stockholders' meeting.


FEDERAL INCOME TAX CONSEQUENCE TO PARTICIPANTS


 30. WHAT ARE THE INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     The following summary is based upon an interpretation of current federal tax law. Participants should consult their own tax advisors to determine particular tax consequences, including state income tax (and non-income tax, such as transfer tax) consequences, which vary from state to state and which may result from participation in the Plan and subsequent disposition of shares acquired pursuant to the Plan. Income tax consequences to participants residing outside the United States will vary from jurisdiction to jurisdiction.


     For reinvested dividends, participants in the Plan will be treated for federal income tax purposes as having received, on the date the dividend is paid, a cash dividend in an amount equal to the fair market value on that date of the shares acquired with reinvested dividends. Such shares will have a tax basis equal to the same amount.


     For optional cash payments, participants who elect to reinvest dividends will be treated as having received a cash dividend on the date the stock is purchased equal to the excess, if any, of the fair market value of the shares on such date over the amount of the optional cash payment. The tax basis of the shares will be equal to the same amount plus the cash payment. Participants who elect the "Optional Cash Payments Only" alternative will not be treated as having received a taxable dividend. Their tax basis in the shares they purchase under the Plan will be the cash amount they pay for the shares.

     For federal income tax purposes, the fair market value of shares acquired through reinvested dividends or optional cash payments under the Plan will be 100% of the average of the daily high and low sale prices, computed to four decimal places and rounded to the nearest cent, of the common stock as reported on the NASDAQ National Market System, on the date the dividend is paid in the case of reinvested dividends or on the date the stock is purchased in the case of optional cash payments. It should be noted that the fair market value on the date the dividend is paid or the date the stock is purchased, as the case may be, is likely to differ from the from the deemed purchase price of Webster common stock under the Plan because that price, in general, could be a weighted average over a period of time rather than on a single day.


     In the case of corporate stockholders, dividends may be eligible for the dividends-received deduction.


     A participant's holding period for shares acquired pursuant to the Plan will begin on the day following the date the shares are acquired.

     A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant's account, either upon the participant's request for certain of those shares or upon termination of participation in the Plan. A participant will realize gain or loss upon the sale or exchange of shares acquired under the Plan. A participant will also realize gain or loss upon receipt, following termination of participation in the Plan, of a cash payment for any fractional share interests credited to the participant's account. The amount of any such gain or loss will be the difference between the amount that the participant received for the shares or fractional share interests and the tax basis therefor.

     The foregoing discussion is based on the assumption that newly issued or treasury shares will be purchased directly from Webster. If the shares are purchased in the open market, the consequences will be generally the same
(except that for optional cash payments, the market value of the shares purchased will equal the cash purchase price). However, the payment of brokerage commissions by Webster in connection with the purchase of shares in the open market will be treated as additional dividend income to the participant and will increase the tax basis of such shares.

 31. HOW ARE INCOME TAX WITHHOLDING PROVISIONS APPLIED TO STOCKHOLDERS WHO PARTICIPATE IN THE PLAN?

     If a Participant fails to provide certain federal income tax certifications in the manner required by law, any dividends on shares of the common stock, proceeds from the sale of fractional share interests and proceeds from the sale of shares held for the participant's account will be subject to federal income tax withholding (currently at the rate of 31%). If withholding is required for any reason, the appropriate amount of tax will be withheld. Certain stockholders (including most corporations) are, however, exempt from the above withholding requirements.

     If a participant is a foreign stockholder whose dividends are subject to federal income tax withholding at the current 30% rate (or a lower treaty rate), the appropriate amount will be withheld, and the balance in shares will be credited to such participant's account.

RESPONSIBILITY OF WEBSTER AND THE PLAN ADMINISTRATOR

 32. WHAT ARE THE RESPONSIBILITIES OF WEBSTER AND THE PLAN ADMINISTRATOR UNDER THE PLAN?

     Neither Webster nor the plan administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death, the prices at which shares are purchased for the participant's account, the times when purchases are made, or fluctuations in the market value of the common stock.

     The participant should recognize that neither Webster nor the plan administrator can provide any assurance of a profit or protection against loss on shares purchased under the Plan.

SUSPENSION, MODIFICATION OR TERMINATION OF THE PLAN

 33. MAY THE PLAN BE SUSPENDED, MODIFIED OR TERMINATED?

     Webster  reserves  the  right to suspend or terminate the Plan at any time.
Participants will be notified of any such suspension or termination. Webster also reserves the right to make modifications to the Plan and, in such event, will provide participants with a copy of any material modification. Upon termination of the Plan, except in the circumstances described below, any uninvested optional cash payments will be returned, a stock certificate for whole shares credited to each participant's Plan account will be issued and a cash payment will be made for any fractional share interests credited to each such account, less the participant's share of any related brokerage commissions, applicable transfer taxes and service charges of the plan administrator.

     In the event that Webster terminates the Plan for the purpose of establishing another dividend reinvestment and stock purchase plan, Participants will be automatically enrolled in such other plan, and shares credited to their Plan accounts will be credited automatically to such other plans, unless notice to the contrary is received by the plan administrator.

     Webster and the plan administrator also reserve the right to terminate any participant's participation in the Plan at any time for any reason including, without limitation, arbitrage-related activities, trading, or transactional profit activities that cause aberrations in the trading volume of the common stock or excessive enrollments and terminations under the Plan.



OTHER INFORMATION


 34. HOW MAY PARTICIPANTS OBTAIN ANSWERS TO QUESTIONS CONCERNING THEIR PLAN ACCOUNTS?

     Questions   concerning  Plan  accounts  should  be  directed  to  the  plan administrator at:

   American Stock Transfer & Trust Co.
     Shareholder Services

   40 Wall Street, 46th Floor
   New York, NY 10005

     (800) 278-4353


 35. HOW MAY STOCKHOLDERS OBTAIN ANSWERS TO OTHER QUESTIONS REGARDING WEBSTER OR THE PLAN?

     Questions concerning Webster or the Plan should be directed to:

     Webster Financial Corporation
     Attention: James M. Sitro
     Vice President, Investor Relations
     Webster Plaza
     145 Bank Street
     Waterbury, Connecticut 06720

     or call (203) 578-2399
     email: jsitro@websterbank.com

 36. WHO BEARS THE RISK OF MARKET FLUCTUATIONS IN THE COMMON STOCK?

     A participant's investment in shares held in his or her Plan account is no different than his or her investment in directly held shares. Each participant bears all risk of loss that may result from market fluctuations in the price of the common stock.

     Neither Webster nor the plan administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

 37. WHO INTERPRETS THE PLAN?


     Any question of interpretation arising under the Plan will be determined by Webster, and any such determination will be final. Webster may adopt rules and regulations to facilitate the administration of the Plan. The terms and conditions of the Plan and its operation will be governed by the laws of the State of Delaware.


 38. WHAT ARE SOME OF THE RESPONSIBILITIES OF PARTICIPANTS UNDER THE PLAN?

     Shares  in  the  Plan  are  subject  to  escheat  to the state in which the participant resides in the event that such shares are deemed, under such state's laws, to have been abandoned by the participant. Participants, therefore, should notify the plan administrator promptly in writing of any change of address. Account statements and other communications to participants will be addressed to them at the last address of record provided by participants to the plan administrator. Participants will have no right to draw checks or drafts against their Plan accounts or to instruct the plan administrator with respect to any shares of the common stock or cash held by the plan administrator except as expressly provided herein.



                                USE OF PROCEEDS


     The net proceeds from the sale of the newly issued shares of common stock or the shares of common stock held in Webster's treasury offered pursuant to the Plan will be used for general corporate purposes of Webster, including contributions to increase the capital of Webster Bank.


                             PLAN OF DISTRIBUTION


     The common stock sold under the Plan is being distributed directly by Webster rather than through an underwriter, broker or dealer. There will be no brokerage commissions or other fees charged to participants in connection with their purchases of the common stock under the Plan. Upon withdrawal by a participant from the Plan by the sale of the common stock held under the Plan, the participant will receive the proceeds of such sale, less any related brokerage commissions, applicable transfer taxes and service charges of the plan administrator. See "Description of the Plan -- Question 20."

     Persons who satisfy the eligibility requirements for participation in the Plan, including brokers or dealers, will be permitted to purchase additional shares through optional cash payments subject to the applicable $100 minimum and $10,000 maximum purchase limitations per quarter. Under the Plan, participants may invest amounts in excess of the maximum purchase limitation with the prior approval of Webster. See "Description of the Plan -- Question 17." Webster may elect to waive the maximum purchase limitation on a selected basis when special circumstances warrant. The grant or denial of waivers will be made by Webster in its sole discretion.

     The common stock may not be available under the Plan in all states. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of the common stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.


                                    EXPERTS

     The consolidated financial statements of Webster at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, incorporated by reference in Webster's Annual Report on Form 10-K for the year ended December 31, 1998, have been incorporated herein by reference in reliance upon the report of KPMG LLP, independent public accountants and upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     The validity of the common stock offered hereby has been passed upon for Webster by its counsel, Hogan & Hartson, Washington, D.C.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law sets forth certain circumstances under which directors, officers, employees and agents of corporations organized thereunder may be indemnified against liability that they may incur in their capacity as such. In addition, Section 145 grants to each such corporation the power to indemnify its directors, officers, agents and employees against liability for certain of their acts.

     Article IX of the Bylaws of Webster, entitled "Indemnification," provides for the indemnification of the Corporation's directors, officers, employees and agents under certain circumstances as provided under the Delaware General Corporation Law. Directors and officers liability insurance has also been obtained by Webster, the effect of which is to indemnify the directors and officers of Webster against certain damages and expenses because of certain claims made against them caused by their negligent act, error or omission.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling Webster pursuant to the foregoing provisions or otherwise, Webster has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                          IMPORTANT TELEPHONE NUMBERS



TO OBTAIN:                                                             CALL:
----------                                                             -----
Authorization cards and broker forms ............................ (800) 278-4353
Information concerning your Plan account ........................ (800) 278-4353
Additional information concerning the Plan or Webster ........... (203) 578-2399
Permission to exceed optional cash payment limitations .......... (203) 578-2399


====================================================================================================================


      ----------------------------------------
                 TABLE OF CONTENTS


                                              PAGE
                                             -----
Available Information ....................     2
Incorporation of Certain Documents by                                                 700,000 SHARES
   Reference .............................     2
Webster Financial Corporation ............     3
Description of the Plan ..................     3
   The Plan ..............................     3                    [WEBSTER FINANICIAL CORPORATION GRAPHIC OMITTED]
   Purpose ...............................     3
   Participant Options ...................     3
   Advantages ............................     4
   Administration ........................     4                                       COMMON STOCK
   Participation .........................     4
   Purchases .............................     6
   Optional Cash Payments ................     7
   Costs .................................     9
   Reports to Participants ...............     9
   Certificates for Shares ...............     9                       --------------------------------------------
   Withdrawal of Shares                                                                 PROSPECTUS
      in Plan Accounts ...................    10                       --------------------------------------------
   Termination of Participation ..........    10
   Rights Offerings, Stock Dividends
      and Stock Splits ...................    11
   Voting Rights .........................    11
   Federal Income Tax Consequences to
      Participants .......................    11
   Responsibility of Webster and the                                              DIVIDEND REINVESTMENT
      Plan Administrator .................    12                                 AND STOCK PURCHASE PLAN
   Suspension, Modification or
      Termination of the Plan ............    13
   Other Information .....................    13
Use of Proceeds ..........................    14
Plan of Distribution .....................    14
Experts ..................................    14
Legal Matters ............................    14
Indemnification of Directors
   and Officers ..........................    15
Important Telephone Numbers ..............    16                                     DECEMBER 10, 1999


====================================================================================================================


                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an estimate of the expenses which will be incurred in connection with the amendment to the DRIP prospectus:

     To be borne by the Corporation:



                Registration Fee ....................      $ 16,000
                Plan Administrator's Fees and
                Service Charges .....................      $  7,500*
                Printing and Duplicating ............      $  2,500*
                Legal Fees ..........................      $ 16,000**
                Accounting Fees .....................      $  7,500*
                Blue Sky Fees .......................      $  1,000*
                Mailing and Handling Fees ...........      $  2,500*
                Miscellaneous .......................      $  1,000*
                TOTAL ...............................      $ 40,000*

----------------
 * Estimated for the one-year period from the date of the Prospectus.
** Estimated   for   preparation  of  post-effective  amendment  No.  1  to  the
   Registration Statement on Form S-3 and for a one-year period from the date of the Prospectus.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to the provisions of Article 6 of Webster's certificate of incorporation, and the provisions of Article IX of the Webster's bylaws, as amended.

     Webster is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"). Section 145 of the Delaware Corporation Law provides for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of Webster, or are or were serving at the request of Webster in such a capacity with another business organization or entity, against expenses, judgments, fines and amounts paid in settlement in actions, suits or proceedings, whether civil, criminal, administrative, or investigative, brought or threatened against or involving such persons because of such person's service in any such capacity. In the case of actions brought by or in the right of Webster, Section 145 provides for indemnification only of expenses, and only upon a determination by the Court of Chancery or the court in which such action or suit was brought that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. A copy of Section 145 of the Delaware General Corporation Law is attached hereto as Exhibit 99.1

     Webster's bylaws provide for indemnification of directors, officers, trustees, employees and agents of Webster, and for those serving in such roles with other business organizations or entities, in the event that such person was or is made a party to (or is threatened to be made a party to) any civil, criminal, administrative, arbitration or investigative action, suit, or proceeding (other than an action by or in the right of Webster) by reason of the fact that such person is or was serving in such a capacity for or on behalf of Webster. Webster will indemnify any such person against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Webster, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similarly, Webster shall indemnify such persons for expenses reasonably incurred and settlements reasonably paid in actions, suits, or proceedings brought by or in the right of Webster, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Webster; provided, however, that no indemnification shall be made against expenses in respect of any claim, issue, or matter as to which such person is adjudged to be liable to Webster or against amounts paid in settlement unless and only to the extent that there is a determination made by the appropriate party set forth in the bylaws that the person to be indemnified is, in view of all the circumstances of the case, fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement. In addition, Webster may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, or agent of Webster or is acting in such capacity for another business organization or entity at Webster's request, against any liability asserted against such person and incurred in such capacity, or arising out of such person's status as such, whether or not Webster would have the power or obligation to indemnify him against such liability under the provisions of
Article IX of Webster's bylaws.

     Article 6 of Webster's restated certificate of incorporation provides that no director will be personally liable to Webster or its shareholders for monetary damages for breach of fiduciary duty as a director other than liability for any breach of such director's duty of loyalty to Webster or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the Delaware Corporation Law, or for any transaction from which the director derived an improper personal benefit.

     The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Webster pursuant to the foregoing provisions, or otherwise, Webster has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Webster of expenses incurred or paid by a director, officer or controlling person of Webster in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Webster will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


(A) EXHIBITS.


 EXHIBIT
   NO.                                          EXHIBIT
---------   -------------------------------------------------------------------------------
 4.1        Specimen common stock certificate (filed as Exhibit 4.1 to the
            Corporation's Registration Statement on Form S-3 (File No. 333-81563)
            filed with the SEC on June 25, 1999 and incorporated herein by reference).
 4.2        Rights Agreement, dated as of February 5, 1996, between the Corporation and Chemical Mellon Shareholder Services, L.L.C. (filed as Exhibit 1 to the Corporation's Current Report on Form 8-K filed with the SEC on
            February 12, 1996 and incorporated herein by reference).
 4.3        Amendment No. 1 to Rights Agreement, entered into as of November 4,
            1996, by and between the Corporation and ChaseMellon Shareholder
            Services, L.L.C. (filed as an exhibit to the Corporation's Current Report on
            Form 8-K filed with the SEC on November 25, 1996 and incorporated herein by reference).
 4.4        Amendment No. 2 to Rights Agreement, entered into as of October 30,
            1998, between the Corporation and American Stock Transfer & Trust
            Company (filed as Exhibit 1 to the Corporation's Current Report on Form
            8-K filed with the SEC on October 30, 1998 and incorporated herein by reference).
  5         Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of that firm (filed as Exhibit 5.1 on the Corporation's Form S-3 filed with the SEC on July 1, 1993, and incorporated herein by reference).
23.1        Consent of Hogan & Hartson, LLP (included in Exhibit 5)
23.2        Consent of KPMG LLP
24.0        Power of Attorney (included on signature page)
99.1        Section 145 of the Delaware General Corporation Law

ITEM 17. UNDERTAKINGS.

     (a) Webster hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) ((section)230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To  remove  from  registration by means of a post-effective amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

     (b) Webster hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Webster's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on November 30, 1999.


                                        WEBSTER FINANCIAL CORPORATION

                                        By: /s/ James C. Smith
                                            -----------------------------------

                                            James C. Smith
                                            Chairman    and    Chief   Executive
                                            Officer


     Each person whose signature appears below James C. Smith or John V. Brennan, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power or substitution in such person's name, place and stead, in any and all capacities to sign any amendments to this Post-Effective Amendment to the Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant   to  the  requirements  of  the  Securities  Act  of  1933,  this registration statement has been signed by the following persons in the capacities indicated on November 30, 1999.


                    NAME:                                        TITLE:
--------------------------------------------   ------------------------------------------

              /s/ James C. Smith               Chairman and Chief Executive Officer
------------------------------------------     (Principal Executive Officer)
                 James C. Smith


             /s/ John V. Brennan               Executive Vice President, Chief Financial
------------------------------------------     Officer and Treasurer
                 John V. Brennan               (Principal Financial Officer and
                                               Principal Accounting Officer)


             /s/ Richard H. Alden              Director
------------------------------------------
                 Richard H. Alden


          /s/ Achille A. Apicella             Director
------------------------------------------
              Achille A. Apicella


              /s/ Joel S. Becker               Director
------------------------------------------
                  Joel S. Becker


       /s/ O. Joseph Bizzozero, Jr.            Director
------------------------------------------
           O. Joseph Bizzozero, Jr.


          /s/ George T. Carpenter              Director
------------------------------------------
              George T. Carpenter


             /s/ John J. Crawford              Director
------------------------------------------
                 John J. Crawford


          /s/ Harry P. DiAdamo, Jr.
------------------------------------------
              Harry P. DiAdamo, Jr.            Director


         /s/ Robert A. Finkenzeller            Director
------------------------------------------
             Robert A. Finkenzeller


            /s/ C. Michael Jacobi              Director
------------------------------------------
                C. Michael Jacobi

                                               Director
------------------------------------------
               John F. McCarthy


          /s/ Sister Marguerite Waite          Director
------------------------------------------
            Sister Marguerite Waite

INDEX TO EXHIBITS


 EXHIBIT
   NO.                                          EXHIBIT
---------   -------------------------------------------------------------------------------
 4.1        Specimen common stock certificate (filed as Exhibit 4.1 to the
            Corporation's Registration Statement on Form S-3 (File No. 333-81563)
            filed with the SEC on June 25, 1999 and incorporated herein by reference).
 4.2        Rights Agreement, dated as of February 5, 1996, between the Corporation and Chemical Mellon Shareholder Services, L.L.C. (filed as Exhibit 1 to the Corporation's Current Report on Form 8-K filed with the SEC on
            February 12, 1996 and incorporated herein by reference).
 4.3        Amendment No. 1 to Rights Agreement, entered into as of November 4,
            1996, by and between the Corporation and ChaseMellon Shareholder
            Services, L.L.C. (filed as an exhibit to the Corporation's Current Report on
            Form 8-K filed with the SEC on November 25, 1996 and incorporated herein by reference).
 4.4        Amendment No. 2 to Rights Agreement, entered into as of October 30,
            1998, between the Corporation and American Stock Transfer & Trust
            Company (filed as Exhibit 1 to the Corporation's Current Report on Form
            8-K filed with the SEC on October 30, 1998 and incorporated herein by reference).
  5         Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of that firm (filed as Exhibit 5.1 on the Corporation's Form S-3 filed with the SEC on July 1, 1993, and incorporated herein by reference).
23.1        Consent of Hogan & Hartson, LLP (included in Exhibit 5)
23.2        Consent of KPMG LLP
24.0        Power of Attorney (included on signature page)
99.1        Section 145 of the Delaware General Corporation Law